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                   VIDEO CITY TO RESTRUCTURE UNDER CHAPTER 11



         Philadelphia, August 24, 2000 - Video City, Inc. (OTCBB:VDCT) announced today that the Company and its subsidiaries have filed voluntary petitions to reorganize their business under Chapter 11 of the US Bankruptcy Code. The filings were made in the United States Bankruptcy Court for the Central District of California.

         The filings were made in the wake of actions taken by Fleet Retail Finance, Inc. to accelerate the outstanding indebtedness under the Company's secured credit facility with Fleet. Fleet had obtained a temporary order from the Commonwealth of Massachusetts, Suffolk County requiring that all cash and cash receipts be turned over to Fleet. The Company filed a petition to vacate the temporary order and, on August 22, the Massachusetts court directed Fleet to release enough funds to cover payroll. However, the court has not yet ruled on the Company's petition to vacate the temporary order obtained by Fleet and to restrain Fleet from sweeping all Company cash flow.

         Fleet's actions have created a severe cash crisis affecting the Company's operations. The Company has filed a complaint in the State of Massachusetts (Suffolk County) against Fleet and certain other defendants seeking damages in excess of $25,000,000. The complaint alleges fraud, breach of contract, breach of the covenant of good faith and fair dealing, intentional interference with contractual relations, intentional interference with advantageous relations, violation of the Racketeer Influenced and Corrupt Organizations Act ("RICO") and violation of applicable provisions of Massachusetts state law.
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         The Company was moving forward in its intended merger with West Coast
Entertainment Corporation and was current in all its payment obligations under the Fleet credit facility until Fleet accelerated the maturity of the Company's indebtedness.

         Robert Y. Lee, the Chairman and Chief Executive Officer of Video City, stated, "Fleet's drastic actions and its continuing refusal to extend credit under the credit facility require us to take immediate action. No business can operate without cash. After careful consideration and analysis of our current circumstances, we determined that Chapter 11 provides the best means of achieving a successful financial and operational restructuring of our business. We must focus on preserving our assets and improving our operational strength so that we can emerge as a stronger and healthier company. We expect that we will receive the support of our customers, employees, vendors and suppliers during the reorganization process and that business should continue as usual."

         Video City owns and operates 74 video stores and manages 225 West Coast Entertainment Corporation video stores. Video City and West Coast Entertainment are parties to a pending merger agreement. The Company will seek to proceed with the planned merger.

         Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Video City cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such
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indicated results will be realized. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the effect of the Chapter 11 proceedings and court supervision of the Company; the overall viability of the long-term operational reorganization and financial restructuring plan that the Company may devise; restrictions on working capital and expansion that may be imposed in the Chapter 11 proceedings; the substantial and continuing losses being incurred by the Company; the highly competitive nature of the retail video industry; revenue-sharing agreements with studios and other changes in methods of distribution of video products; rapidly changing technologies which may affect the retail video business; substantial changes in the price and availability of inventory; uncertainty regarding completion of the anticipated merger with West Coast Entertainment Corporation, and the effects of that merger if it is completed; and other factors discussed in the Company's annual report on Form 10-K for the fiscal year ended January 31, 2000.